UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2022

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road,	San Ramon,	CA	94583
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (925) 842-1000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain         officers; Compensatory Arrangements of Certain Officers.

(e)	On May 25, 2022, the stockholders of Chevron Corporation (“Chevron”) approved the 2022 Long-Term Incentive Plan of Chevron Corporation (“2022 LTIP”). The 2022 LTIP provides for the issuance of up to 104 million shares, plus any shares subject to outstanding awards under the prior Long-Term Incentive Pan that, on or after May 25, 2022, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), reduced by the number of shares subject to awards granted under the prior plan after February 28, 2022. The maximum number of shares that may be issued subject to full-value awards under the 2022 LTIP is 48 million.

The description of the 2022 LTIP contained under the caption “Board proposal to approve 2022 Long-Term Incentive Plan of Chevron Corporation” in Chevron’s definitive proxy statement for the 2022 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 7, 2022, is incorporated herein by reference. Such description is qualified in its entirety by reference to the 2022 LTIP, a copy of which is incorporated by reference as Exhibit 10.1 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The 2022 Annual Meeting of Stockholders of Chevron was held on Wednesday, May 25, 2022.
(b)	Chevron stockholders voted on the matters set forth below, with final voting results indicated. For the election of Directors in an uncontested election, each nominee who received a majority of votes cast (i.e., the number of shares voted for exceeded the number of shares voted against, excluding abstentions) was elected a Director. All other items were approved if the number of shares voted for exceeded the number of shares voted against, excluding abstentions.

(1)	All nominees for election to the Chevron Board of Directors (“Board”) were elected, each for a one-year term, based upon the following votes:
Nominee	Votes For		Votes Against	Abstentions	Broker Non-Votes
Wanda M. Austin	1,356,614,514	97.9%	28,555,703	19,451,739	255,146,992
John B. Frank	1,327,458,248	94.8%	72,739,019	4,424,689	255,146,992
Alice P. Gast	1,369,407,527	97.8%	31,191,074	4,023,355	255,146,992
Enrique Hernandez, Jr.	1,295,111,423	92.5%	104,924,484	4,586,049	255,146,992
Marillyn A. Hewson	1,372,362,179	98.1%	26,601,433	5,658,344	255,146,992
Jon M. Huntsman Jr.	1,362,022,829	97.3%	38,222,721	4,376,406	255,146,992
Charles W. Moorman	1,358,060,626	97.0%	41,875,215	4,686,115	255,146,992
Dambisa F. Moyo	1,370,473,684	98.0%	28,094,260	6,054,012	255,146,992
Debra Reed-Klages	1,364,708,945	97.6%	34,163,577	5,749,434	255,146,992
Ronald D. Sugar	1,221,394,633	87.2%	178,541,678	4,685,645	255,146,992
D. James Umpleby III	1,367,623,361	97.7%	32,518,322	4,480,273	255,146,992
Michael K. Wirth	1,293,511,135	92.4%	106,951,081	4,159,740	255,146,992

(2)	The Board’s proposal to ratify the appointment of PricewaterhouseCoopers LLP as Chevron’s independent registered public accounting firm for 2022 was approved based upon the following votes:
Votes For	1,607,568,967	97.1%
Votes Against	47,780,720	2.9%
Abstentions	4,419,261
Broker Non-Votes	Brokers were permitted to cast stockholder non-votes (i.e., uninstructed shares) at their discretion on this proposal item, and such non-votes are reflected in the votes for or against or abstentions.

(3)	The Board’s proposal for stockholders to approve, on an advisory basis, the compensation of Chevron’s named executive officers was approved based upon the following votes:
Votes For	1,017,189,095	73.0%
Votes Against	376,729,287	27.0%
Abstentions	10,703,574
Broker Non-Votes	255,146,992

(4)	2022 Long-Term Incentive Plan of Chevron Corporation was approved based upon the following votes:
Votes For	1,335,028,118	95.6%
Votes Against	61,543,677	4.4%
Abstentions	8,050,161
Broker Non-Votes	255,146,992

(5)	The stockholder proposal regarding adoption of medium- and long-term GHG reduction targets was not approved based upon the following votes:
Votes For	452,496,908	32.6%
Votes Against	934,555,508	67.4%
Abstentions	17,569,540
Broker Non-Votes	255,146,992

(6)	The stockholder proposal regarding a report on impacts of Net Zero 2050 scenario was not approved based upon the following votes:
Votes For	536,473,054	38.7%
Votes Against	851,102,680	61.3%
Abstentions	17,046,222
Broker Non-Votes	255,146,992

(7)	The stockholder proposal regarding a report on reliability of methane emission disclosures was approved based upon the following votes:
Votes For	1,361,323,529	98.0%
Votes Against	28,220,990	2.0%
Abstentions	15,077,437
Broker Non-Votes	255,146,992

(8)	The stockholder proposal regarding a report on business with conflict-complicit governments was not approved based upon the following votes:
Votes For	170,761,944	12.4%
Votes Against	1,207,861,727	87.6%
Abstentions	25,998,285
Broker Non-Votes	255,146,992

(9)	The stockholder proposal regarding a report on racial equity audit was not approved based upon the following votes:
Votes For	657,196,358	47.5%
Votes Against	727,194,005	52.5%
Abstentions	20,231,593
Broker Non-Votes	255,146,992

(10)	The stockholder proposal regarding setting the special meeting threshold at ten percent was not approved based upon the following votes:
Votes For	381,866,638	27.4%
Votes Against	1,011,783,818	72.6%
Abstentions	10,971,500
Broker Non-Votes	255,146,992

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	2022 Long-Term Incentive Plan of Chevron Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2022

CHEVRON CORPORATION
By:	/s/ Rose Z. Pierson
Rose Z. Pierson
Assistant Secretary